UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

PENGUIN SOLUTIONS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee previously paid with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Penguin Solutions, Inc.

45800 Northport Loop West, Fremont, CA 94538

Supplement to Proxy Statement for the 2026 Annual Meeting of Stockholders and

Notice of Annual Meeting of Stockholders to be held on February 6, 2026

This Supplement, dated February 2, 2026 (the “Supplement”), relates to the notice and the proxy statement, dated December 19, 2025 (the “Proxy Statement”) of Penguin Solutions, Inc., a Delaware corporation (“we,” “us,” “Penguin Solutions,” or the “Company”), previously made available to our stockholders in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the 2026 Annual Meeting of the Stockholders of the Company (the “Annual Meeting”) to be held on Friday, February 6, 2026 at 10:00 a.m. Pacific Time via live webcast at www.virtualshareholdermeeting.com/PENG2026 or any continuation, postponement or adjournment thereof.

This Supplement contains important information about recent developments and should be read in conjunction with the Proxy Statement and Notice of Annual Meeting of Stockholders.

This Supplement provides updated information relating to the management transition and related director nominee withdrawal previously reported by the Company in its Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 2, 2026. Given the resignation of Mark Adams, as discussed below, this Supplement also revises the number of nominees for election to our Board of Directors as set forth in Proposal No. 1 in the Proxy Statement by removing Mark Adams as a nominee for our Board of Directors, such that the Board is only nominating one nominee, Mark Papermaster, for election as a Class I director to serve until the 2029 annual meeting of stockholders or until his successor is duly elected and qualified. Except as supplemented by the information contained herein, this Supplement does not revise or update any of the information set forth in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

Retirement and Resignation of Mark Adams as Chief Executive Officer, President, and Class I Director of the Company

On January 30, 2026, Mark Adams announced his retirement and resigned from his position as President and Chief Executive Officer of the Company and resigned as a member of the Board, effective February 1, 2026. In addition, Mr. Adams will no longer stand for election as a member of the Board at the Annual Meeting. Mr. Adams’ resignation was not the result of any disagreement between the Company and him on any matter relating to the Company’s operations, policies or practices. In connection with Mr. Adams’ decision to retire, the Company entered into a transition agreement with him.

Appointment of Kash Shaikh as Chief Executive Officer, President, and Class III Director of the Company

On January 30, 2026, the Board appointed Kash Shaikh to succeed Mr. Adams as the Company’s President and Chief Executive Officer, effective February 2, 2026. Upon the recommendation of its Nominating and Corporate Governance Committee, the Board also appointed Mr. Shaikh to serve as a Class III director of the Board, effective February 2, 2026. Mr. Shaikh will also serve as the Company’s principal executive officer. In connection with his appointment, Mr. Shaikh is expected to enter into the Company’s standard form of indemnification and advancement agreement with the Company.

Before joining the Company, Mr. Shaikh, age 56, served as President and Chief Executive Officer and a member of the Board of Directors of Securonix, Inc., a cybersecurity SaaS company offering Security Information and Event Management (SIEM) solutions powered by agentic AI, from July 2024 to February 2026. Prior to Securonix,

Mr. Shaikh served as President and Chief Executive Officer and a member of the Board of Directors of Virtana Corporation, a hybrid cloud optimization and AI infrastructure observability software company, from November 2020 to February 2024. Earlier in his career, Mr. Shaikh served as Global Vice President and General Manager of the Enterprise Infrastructure Solutions business at Dell Technologies, Inc. Mr. Shaikh has also held executive and leadership positions at infrastructure companies including Hewlett Packard Enterprise Company, Cisco Systems, Inc., Ruckus Wireless, Inc., and Nortel Networks Corporation. Mr. Shaikh holds a Bachelor of Engineering from the NED University of Engineering and Technology, a Master of Science in Electrical Engineering from Wichita State University, and a Master of Business Administration from Boise State University. There is no arrangement or understanding pursuant to which Mr. Shaikh was appointed to the Board. There are no family relationships between Mr. Shaikh and any director or executive officer of the Company as defined in Item 401(d) of Regulation S-K, and Mr. Shaikh has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Withdrawal of Director Nominee

Prior to providing his resignation, Mr. Adams was a director nominee standing for election to the Board at the Annual Meeting, as described in Proposal No. 1: Election of Directors in the Proxy Statement. As a result of his resignation, Mr. Adams will no longer stand for election to the Board. As such, this Supplement revises the number of nominees for election to our Board of Directors as set forth in Proposal No. 1 in the Proxy Statement by removing Mark Adams as a nominee for our Board of Directors, such that the Board is only nominating one nominee, Mark Papermaster, for election as a Class I director to serve until the 2029 annual meeting of stockholders or until his successor is duly elected and qualified.

Additional Information Regarding Voting and General Matters

If you have already voted, you do not need to take any action unless you wish to change your vote. Notwithstanding the decision to withdraw Mr. Adams as a nominee for election to the Board as a Class I director, the Notice of Internet Availability, the Proxy Card and any Voting Instructions distributed with the Proxy Statement remain valid; however, any votes that are submitted with instructions to vote for Mr. Adams will be disregarded and will have no effect. If you have already submitted your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote. Shares represented by proxies already submitted by stockholders will remain valid and will be voted at the Annual Meeting, unless revoked, except any votes marked for Mr. Adams will be disregarded and have no effect because he has resigned and is no longer nominated for election to the Board by the Board. If you have not yet submitted your proxy or submitted your voting instructions, please disregard Mr. Adams’ name as a nominee for election as a director. If you are a record holder and submit your proxy without instructions as to how it is to be voted, the proxy holders identified on the proxy, other than Mr. Adams, will vote your shares in accordance with the Board’s recommendations on each proposal, except that votes will not be cast for Mr. Adams. None of the other items to be acted upon at the Annual Meeting, which are described in the Proxy Statement, are affected by this Supplement, and shares represented by proxy cards returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the form.

The Board continues to recommend that you vote “FOR” the election to the Board of Mr. Papermaster, the remaining nominee.

Important information regarding how to vote your shares and revoke proxies already cast is available in the Proxy Statement under the caption “Questions and Answers about these Proxy Materials and Voting.”

Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE PHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU REQUESTED TO RECEIVE PAPER PROXY MATERIALS, THEN YOU MAY ALSO VOTE BY MAILING A COMPLETED, SIGNED, AND DATED PROXY CARD IN THE ENVELOPE PROVIDED. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

This Supplement is first being released to stockholders on or about February 2, 2026 and should be read together with the Proxy Statement. The information contained in this Supplement modifies or supersedes any inconsistent information contained in the Proxy Statement.